LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of the 15th day of June, 2007, between West Coast Opportunity Fund, LLC, a California limited liability company (“WCOF”), and the individuals and entities that execute and deliver a Counterpart Signature Page hereof, each a shareholder of Tribeworks, Inc., a Delaware corporation (the “Company”), and sometimes collectively referred to herein as the “Stockholders” and each, a “Stockholder.”

WHEREAS, the Company intends to enter into a Securities Purchase Agreement between the Company and WCOF, dated on the date hereof (the “Securities Purchase Agreement”) pursuant to which the execution and delivery of this Agreement is a condition precedent to the closing of the Securities Purchase Agreement; and

WHEREAS, in order to facilitate the consummation of the transactions contemplated by the Securities Purchase Agreement and to provide for an orderly market for the Company’s common stock, par value $0.0004 per share (the “Common Stock”), subsequent to the closing of the Securities Purchase Agreement, the Stockholders have agreed to enter into this Agreement and to restrict the sale, assignment, transfer, conveyance, hypothecation or alienation of the Common Stock, all on the terms set forth below.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Notwithstanding anything contained in this Agreement, a Stockholder may transfer his/her/its shares of Common Stock to his/her/its affiliates, partners in a partnership, subsidiaries and trusts, or spouses and lineal descendants for estate planning purposes provided that the transferee (or the legal representative of the transferee) executes an agreement to be bound by all of the terms and conditions of this Agreement.

2.  Each Stockholder agrees that it will not make or cause any sale, except as described in Section 1, above, of any Securities listed on Exhibit A hereto (which, as of the date of this Agreement, the Stockholder owns of record), without WCOF’s prior written consent earlier than the ninetieth day following the date on which that certain Initial Promissory Note, dated as of the date hereof and executed by the Company in favor of WCOF and that certain Secondary Promissory Note, dated as of July 10, 2007, have been fully repaid or otherwise satisfied.

3.  a. In the event of a firmly-underwritten public offering of Common Stock or other equity interest of the Company for the account of the Company registered under the Securities Act of 1933 (the “1933 Act”) by a nationally recognized investment bank resulting in at least US $35,000,000 in gross proceeds (before underwriters’ discounts and selling commissions) to the Company (the “Public Offering”), Stockholder agrees that for a period of six (6) months commencing on the effective date of the registration statement filed under the 1933 Act relating to the Public Offering (the “Lock-up Period”), Stockholder will not offer, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any of the Common Stock, or any other securities of the Company which are exercisable for any other securities of the Company. In order to enable the Company to enforce the aforesaid restrictions on transfer, Stockholder hereby agrees that the Company may impose stop-transfer instructions with respect to the securities of the Company owned beneficially or of record by Stockholder until the end of such six-month period.

b. In the event that the National Association of Securities Dealers, any other state or federal regulatory authority requires that the Lock-Up Period be extended in connection with the Public Offering, Stockholder agrees that it will use commercially reasonable efforts to execute any agreements and other documents to extend the Lock-Up Period to the extent required by the National Association of Securities Dealers or such regulatory authority.

c. Any one or more of the restrictions set forth in this Section 3: (i) may be waived by the board of directors of the Company if it determines in good faith and in the exercise of its fiduciary duties that such waiver would be in the best interests of the Company and its stockholders for any valid business purpose, including, without limitation, to increase the liquidity of the Common Stock; and (ii) will be null and void upon the consummation of any tender offer to purchase all or substantially all of the Company’s issued and outstanding securities or any merger, consolidation or other reorganization of the Company with or into an unaffiliated Person if such transaction is approved by the affirmative vote of the requisite number of record and beneficial owners of the Company’s then outstanding and entitled to vote on such transaction.

4. To the extent not inconsistent with applicable law, if Stockholder’s Common Stock are included in a registration statement, Stockholder agrees not to effect any public sale or distribution of the issue being registered or a similar security of the Company, or any securities exercisable for such securities, including a sale pursuant to Rule 144 under the 1933 Act, during the fourteen (14) days prior to, and during the one hundred eighty (180) day period beginning on, the effective date of such registration statement (except as part of the registration), if and to the extent requested by the managing underwriter or underwriters in the case of an underwritten public offering.

5. By executing this Agreement, each Stockholder represents that the Common Stock set forth in Exhibit A is all of the shares of Company Common Stock that such Stockholder beneficially owns as of the date hereof.

6. In the event of a tender offer to purchase all or substantially all of Company’s issued and outstanding securities including all of the securities owned by WCOF, or a merger, consolidation or other reorganization with or into an unaffiliated entity, and if the requisite number of the record and beneficial owners of Company securities then outstanding are voted in favor of such tender offer, merger, consolidation or reorganization, and such tender offer, merger, consolidation or reorganization is completed, this Agreement shall terminate as of the closing of such event provided that the Promissory Note has been fully repaid or otherwise satisfied, and the Common Stock restricted pursuant hereto shall be immediately released from the restrictions contained herein.

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7. Except as otherwise provided in this Agreement or any other agreements between the parties, the Stockholders shall be entitled to their respective beneficial rights of ownership of the Common Stock, including the right to vote the Common Stock for any and all purposes.

8. The Common Stock restrictions covered by this Agreement shall be appropriately adjusted should the Company make a dividend or distribution, undergo a forward split or a reverse split or otherwise reclassify its shares of Common Stock.

9. This Agreement may be executed in any number of counterparts with the same force and effect as if all parties had executed the same document.

10. All notices, instructions or other communications required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by certified mail, return receipt requested, overnight delivery or hand-delivered to all parties to this Agreement, to WCOF, at 2151 Alessandro Drive, Suite 100, Ventura, CA 93001, Attn: Atticus Lowe, CFA, and to the Stockholders, at the addresses in their Counterpart Signature Pages. All notices shall be deemed to be given on the same day if delivered by hand or on the following business day if sent by overnight delivery or the second business day following the date of mailing.

11. The sale and transfer restrictions on the Common Stock set forth in this Agreement shall be in addition to all other restrictions on transfer imposed by applicable United States and state securities laws, rules and regulations.

12. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and may not be amended except by a written instrument executed by the parties hereto.

13. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts entered into and to be performed wholly within said State; and Company and the Stockholders agree that any action based upon this Agreement may be brought in the United States and state courts of Texas only, and each submits himself/herself/itself to the jurisdiction of such courts for all purposes hereunder.

14. In the event of default hereunder, the non-defaulting parties shall be entitled to recover reasonable attorney’s fees incurred in the enforcement of this Agreement.

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IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.

WEST COAST OPPORTUNITY FUND, LLC

By:
Name: Atticus Lowe
Title: Chief Investment Officer

[Signature Page to Lock-Up Agreement]

Counterpart Signature Page to the Lock-Up Agreement

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Lock-Up Agreement as of the day and year first above written.

STOCKHOLDER:

By:

Name:

Address:

[Signature Page to Lock-Up Agreement]

EXHIBIT A

Stockholder	Number of Shares of Common Stock Owned